EXHIBIT 1.A.6(b)

                   LIFE INVESTORS INSURANCE COMPANY OF AMERICA
                               Cedar Rapids, Iowa

                                     Bylaws

                         (as amended to April 27, 1989)

                                   ARTICLE I.

         SECTION 1. The principal office of the Corporation shall be in the City of Cedar Rapids, Linn County, Iowa.

         SECTION 2. The business of the Corporation may be conducted, and the branch offices and agencies may be established, anywhere in the United States of America.

         SECTION 3. The Corporation will have a corporate seal.


                                   ARTICLE II.

                                    DIRECTORS

         SECTION 1. The number of directors shall be not less than seven (7) nor more than thirty (30); such directors to be elected in the manner provided in the Articles of Incorporation; each shall have the power to do all lawful acts or things pertaining to the business and affairs of the Corporation as are not by law, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done otherwise.

         SECTION 2. Regular meetings of the Board of Directors shall be held without notice at some place within the State of Iowa as the Board of Directors shall determine, immediately following the annual shareholder's meeting or, at the discretion of the President, not later than thirty (30) days subsequent to the annual shareholders' meeting. If such meeting is not held immediately following the annual shareholders' meeting, the President shall give five (5) days written notice of the time and place of such meeting. Members of the Board of Directors, or any committee designated by the Board, may participate in any regular or special meeting of the Board or any such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         SECTION 3. Special meetings of the Board of Directors may be called by the President and shall be called by him upon the written request of five (5) Directors specifying the purpose for which the meeting is to be called, by giving five (5) days written notice

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thereof to each Director, specifying the time and place of the meeting.

         SECTION 4. Special meetings of the directors may be held at any time and place and for any purpose, without notice, when all of the directors have executed written waivers consenting to said meeting and when a quorum of directors are present.

         SECTION 5. A majority of all of the directors shall be requisite to constitute a quorum for the transaction of business at all meetings, provided a lesser number may adjourn the meeting from time to time without notice other than announcement at a meeting. A majority of the vote of those present shall be sufficient to adopt any measure, unless these Bylaws or the Articles of Incorporation prescribe a different vote.

         SECTION 6. Except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, the Board of Directors shall have power to delegate any of its powers to any committee, officer, or agent and to grant the power to redelegate.

         SECTION 7. Notice of special meetings of the shareholders or directors shall be in writing and shall be deemed to have been given by depositing the same in the United States Post Office mailbox in a postpaid wrapper, addressed to such person at his address as the same appears on the books of the Corporation; and such notice shall be regarded as having been given on the day of such deposit.

         SECTION 8. Any action required to be taken at a meeting of the shareholders or directors or any action which may be taken at a meeting of the shareholders or directors or a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof or all of the directors or all of the members of the committee of directors, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

                                  ARTICLE III.

                                    OFFICERS

         SECTION 1. The Board of Directors at its regular meeting following the annual meeting of stockholders each year shall elect a Chairman of the Board, a President, a Secretary, and a Treasurer; and the Board of Directors may from time to time appoint such other officers and employees as they choose, including an actuarial consultant, a medical director, and legal counsel. One person may hold more than one office except that the offices of President, Secretary, and Treasurer may not be combined.
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         SECTION 2. Subordinate Officers. The Board of Directors may appoint such other officers as it may deem desirable who shall serve at the pleasure of the Board and have such authority and perform such duties as from time to time may be prescribed by the Board.

                                   ARTICLE IV.

                                    SALARIES

         Salaries of all officers shall be fixed by the Board of Directors by resolution entered of record on their minutes. Such compensation may be per diem as to officers who do not devote a regular or substantial time to the business. Annual or monthly compensation, with or without bonus arrangements, may be provided for any officer.

                                   ARTICLE V.

                                   COMMITTEES

         The Board may appoint an Executive Committee of three (3) or more directors and/or officers, a majority whom shall constitute a quorum. The Executive Committee shall keep minutes of its proceedings in the minute book of the Corporation and shall meet on the call of the President. The Board may establish such other committees as it deems appropriate.


                                   ARTICLE VI.

                    STOCK AND RESTRICTIONS ON STOCK TRANSFERS

         The stock of the Corporation shall be issued at such times and under such conditions as shall be determined by the Board of Directors, and shall be paid for in cash or in property as provided by law.

                                  ARTICLE VII.

         Attorney--in--Fact, Departmental Managers, Branch Managers, Agents, Clerks, and other employees may be appointed or engaged by the President, subject to the control of directors, upon such terms and with such powers and duties as they may prescribe.
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                                  ARTICLE VIII.

                              FUNDS AND INVESTMENTS

                 SECTION 1. The funds of the Corporation shall be deposited in the name of the Corporation in such depositaries as the Board of Directors shall designate; and shall be disbursed only upon checks, drafts, or other orders bearing such personal or facsimile signatures as may be authorized from time to time by resolution of the Board of Directors.

                 SECTION 2. The funds of the Corporation shall be invested or otherwise employed in the manner authorized or permitted by the statutes of the State of Iowa.

                                   ARTICLE IX.

                 SECTION 1. All policies shall be valid when signed by the President and the Secretary.

                 SECTION 2. The fiscal year of the Corporation shall commence on the 1st day of January and terminate on the 31st day of December in each year.

                                   ARTICLE X.

                                   AMENDMENTS

                 The Bylaws may be amended, altered, or repealed, and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors by a majority vote of the Board of Directors.

         Adopted by the Board of Directors on April 25, 1974.

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                 Special Stockholders Meeting December 11, 1969
                      Greater Iowa Life Insurance Company
                                   Resolution

     Whereas Life Investors Insurance Company of America, an Iowa corporation has taken action to terminate its corporate existence effective at the close of business on December 31, 1969, and;

     Whereas the Insurance Commission of the State of Iowa has approved a plan for the consolidation of the business, assets and liabilities of Life Investors Insurance Company of America and Greater Iowa Life Insurance Company and the continuance of Greater Iowa Life Insurance Company under the corporate name of Life Investors Insurance Company of America, effective at the close of business on December 31, 1969, and;

     Whereas the Boards of Directors of said companies have heretofore taken action approving said plan, a copy of which appears in the prior minutes of the Board of Directors of Greater Iowa Life Insurance Company, and;

     Whereas conformity with said plan necessitates amendments to the Articles of Incorporation of Greater Iowa Life Insurance Company, and;

     Whereas it appears that consummation of such plan would be of benefit to the policyholders and stockholders of said companies, as well as to all other persons concerned; and would be in the public interest and would both be in restraint of trade of otherwise materially affect free competition,

     Now Therefore Be It Resolved In Furtherance thereof:

     That the attached Amended and Substituted Articles of Incorporation of greater Iowa Life Insurance Company are hereby approved and adopted, subject to the approval of the Insurance Commissioner and Attorney General of the State of Iowa; and the officers of the Company are hereby authorized to file the same with the Secretary of State and so all other things necessary to carry them into force and effect.

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                                  CERTIFICATION

     I, Kenyon D. Hoffman, Assistant Secretary of Greater Iowa Life Insurance Company, being first duly sworn on oath say and depose that the attached Resolution is a copy of a resolution adopted by the stockholders of said company at its meeting of December 11, 1969.

                                      /s/ KENYON D. HOFFMAN
                                      ------------------------------------------
                                     Kenyon D. Hoffman, Assistant Secretary

     Subscribed and sworn to before me to this 12th day of December, 1969.

                                      [ILLEGIBLE]
                                      ------------------------------------------
                                      Notary Public in and for Linn County, Iowa

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